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EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Amendment No. 4 to the Registration Statement on Form S-1 of TechTarget, Inc. of our report dated October 1, 2004 relating to the financial statements of Bitpipe, Inc., which appears in such Amendment No. 4 to the Registration Statement. We also consent to the reference to us under the headings "Experts" in such Amendment No. 4 to the Registration Statement.

/s/ PricewaterhouseCoopers LLP Boston, Massachusetts April 26, 2007

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CONSENT OF INDEPENDENT ACCOUNTANTS